Exhibit 99.1

HERITAGE BANKSHARES, INC.	200 East Plume Street
Norfolk, Virginia 23510

FOR IMMEDIATE RELEASE

Press Release

Contact:	Michael S. Ives
Phone:	757-523-2651

Heritage Bankshares, Inc. Announces Preliminary Results For Third Quarter, 2005, Additional Branch Expansion, and Updates Timetable for Review of Financial Statements

Norfolk, Va.: November 2, 2005 – Heritage Bankshares, Inc. (“Heritage”) (Pinksheets: HBKS) announced today certain unaudited, preliminary financial results for the third quarter of 2005. Net income, after tax, for the quarter ended September 30, 2005 was $170,000, or $0.10 per basic share. Net interest income for the third quarter was $1.6 million. No additional provision for loan loss was recorded for the quarter ended September 30, 2005. Noninterest expense for the quarter was $1.7 million, which included compensation expense of $731,000. Results for the third quarter were affected by the following items: a pretax gain of $118,000 on the sale of one former REO (Real Estate Owned) property, offset by $79,000 of pretax legal expenses related to various securities and general banking matters and pretax expense of $72,000 largely related to contract accounting services.

Net income, after tax, for the nine months ended September 30, 2005 was $1,009,000, or $0.59 per basic share. Net interest income for the nine months ended September 30, 2005 was $5.0 million. Provision for loan losses was $30,000 for the nine month period. Noninterest expense for the nine months ended September 30, 2005 was $4.6 million, which included compensation expense of $2.1 million. Pretax expenses of $209,000 related primarily to contract accounting services, together with $195,000 in various legal expenses, largely offset a $427,000 gain on the sale of REO during the first nine months of 2005. At September 30, 2005 Heritage had 1,712,000 shares outstanding.

In addition, Heritage announced that total assets at September 30, 2005 grew to $205 million, an increase of $51 million from $154 million in assets at December 31, 2004. Net loans held for investment at September 30, 2005 were unchanged from $125 million at December 31, 2004. There was no REO at September 30, 2005. Total deposits at September 30, 2005 were $173 million, compared to total deposits of $133 million at December 31, 2004, an increase of $40 million; furthermore, noninterest bearing deposits have increased by $18 million in the first nine months of 2005, from $26 million at December 31, 2004 to $44 million at September 30, 2005. Total transaction deposits have also increased in the first nine months of 2005, growing by $33 million in the period, from $67 million at December 31, 2004 to $100 million at September 30, 2005.

Michael S. Ives, President and Chief Executive Officer of the Company, commented, “For the past nine months, we have been working at a frenetic pace on four major initiatives: our comprehensive technology improvement program; our branch expansion program; our banking team development program; and our accounting review”.

Ives continued, “We have made tremendous strides in our banking technology during the past year. We have networked all of our financial centers for the first time and have automated many of our retail banking and loan origination processes. We have recently installed a comprehensive small business banking program that allows our customers to undertake a wide variety of banking transactions in a secure environment while they are sitting at their desks in their offices. This new program makes Heritage competitive with the large regional banks that offer similar services to their small business customers”.

Ives reported further, “Heritage has also met with great success in our branch expansion program. In October, Heritage opened its first financial center in Virginia Beach at the Little Neck Towers. In addition, Heritage has purchased a site for another financial center at 1756 Laskin Road in the Hilltop section of Virginia Beach. Heritage has a third site under option on Lynnhaven Parkway, also in Virginia Beach. Meanwhile, in Norfolk, Heritage has executed a lease to move its Financial District Office into the Trader Publishing Building on Trader Square upon its completion of construction. The Trader Publishing Building will be the newest high-rise office building in the Financial District, and we are pleased to have the opportunity to have our offices in this prominent location at the intersection of Granby Street and City Hall Avenue”.

Ives further reported, “Throughout the year, we have been recruiting additional lending and retail banking personnel capable of providing the highest level of banking services to our small business customers. Heritage now has managers at five of our financial centers with sales experience with major regional banks. We have continued to strengthen our lending and credit administration teams with the addition of three more lending officers during October. Also, we have formed Advisory Boards of Directors for Norfolk and Virginia Beach and have implemented an Advisory Board Incentive Campaign using a successful model developed by members of our team for another community bank”.

Ives continued, “Progress of this type does not come without cost. These initiatives have caused substantial increases in our overall expenses. We view these increases in our expenses as essential to growing Heritage more rapidly than previously and in a safe and sound manner”.

Ives concluded, “Existing and prospective customers are responding quite positively to our new initiatives. We have grown our deposits by approximately $40 million, or 30%, since the beginning of the year, even while replacing approximately $9.5 million of governmental deposits held by Heritage at December 31, 2004 with core deposits this year”.

As previously announced, Heritage is in the process of restating its unaudited quarterly financial statements for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, as well as revising financial information for the quarter and year ended December 31, 2004 included in Heritage’s Form 8-K filed on January 31, 2005, for reasons related to the treatment of outstanding stock options and certain stock options exercised in 2004. As a result of its discovery of the need to restate those financial statements and its continuing review of financial statements for years prior to 2004, Heritage has not yet filed its Annual Report on Form 10-KSB for the year ended December 31, 2004 or its Form 10-QSB for the quarters ended March 31 and June 30, 2005, and anticipates filing with the Securities and Exchange Commission a Form 12b-25 reporting that it will not be able to complete and file its Quarterly Report on Form 10-QSB for the current quarter within the prescribed time period. Furthermore, due to the continuing review of its financial statements and results for previous periods, the preliminary, unaudited financial information contained in this release may be adjusted.

Also as previously reported, a significant issue in Heritage’s continuing review of its financial statements for prior periods involves the application of SFAS 91, “Accounting for Non-Refundable Fees and Costs Associated with Originating or Acquiring Loans and Indirect Costs of Leases.” Heritage has made great progress with regard to its SFAS 91 analysis and has completed its SFAS 91 review for the years 2000 and 2001. Heritage anticipates that it will complete its SFAS 91 analysis for subsequent years, and its review of miscellaneous tax provisions for all applicable years, within two weeks. After the completion of its review, Heritage will announce the results promptly and then proceed to prepare and file the appropriate reports with the Securities and Exchange Commission.

Heritage is the parent company of Heritage Bank (www.heritagenorfolk.com). Heritage Bank has four full-service branches in the City of Norfolk, one full-service branch in the City of Virginia Beach, and one branch in the City of Chesapeake. Heritage Bank provides a full range of financial services including business, personal and mortgage loans, insurance, and annuities.

Forward Looking Statements

The press release contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, outlook, or estimate. For example, our forward-looking statements include statements regarding our expectations for technology improvements, branch expansion, management development, expenses and customer deposits as well as our on-going review of accounting matters. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Heritage’s actual results, performance, achievements, and business strategy to differ materially from the anticipated results, performance, achievements or business strategy expressed or implied by such forward-looking statements. Factors that could cause such actual results, performance, achievements and business strategy to differ materially from anticipated results, performance, achievements and business strategy include: general and local economic conditions, competition, capital requirements of the planned expansion, customer demand for Heritage’s banking products and services, and the risks and uncertainties described in Heritage’s most recent Form 10-KSB filed with the Securities and Exchange Commission. Heritage disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise

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